FITCH CRITERIA
FITCH CRITERIA

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Closed-End Funds / U.S.A.
RATING CLOSED-END FUND DEBT AND PREFERRED STOCK
MASTER <1>

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Criteria


This report updates and replaces the master criteria report titled "Closed-End Fund Debt and Preferred Stock Rating Criteria," dated Aug. 17, 2009. This report primarily covers collateralized short- and long-term obligations issued by country-regionplaceU.S. closed-end funds (CEFs) regulated by the Investment Company Act of 1940 (1940 Act).
STRESSED ASSET VALUES EMPHASIS: The ability of a CEF to redeem debt and preferred stock is fundamentally linked to the market value of the fund's assets, especially in times of market stress. Stress testing a CEF portfolio's market value under a liquidation scenario to repay rated liabilities is a core element of Fitch's rating methodology for CEFs.
STRUCTURAL PROTECTIONS SUPPORT RATINGS: CEFs must adhere to leverage restrictions and structural features prescribed by the 1940 Act, which provide a baseline set of protections. Fitch's criteria considers the stressed price volatility of specific asset types, all forms of on- and off-balance sheet leverage, the level of diversification, and other risk factors not fully addressed by the 1940 Act.
DISCOUNT FACTORS DRIVE COVERAGE: Stressed  discount  factors  (DFs)
are applied to specific portfolio assets based on the assets' historical worst volatility. In turn, the discounted value of the portfolio provides the overcollateralization (OC) available to rated liabilities. DFs are largely unchanged in this criteria update. Notable exceptions include clarification of certain DFs, inclusion of previously released structured finance DFs, and a more conservative framework for single-state municipal CEFs.
CONSERVATIVE SINGLE-STATE MUNICIPAL FRAMEWORK: Asset DFs have been increased by an additional 1.25x multiple for high concentrations in states rated `BBB' or lower. This change is intended to compensate for the risks of holding a portfolio of assets from a state undergoing extreme financial stress. Asset price volatility and correlations may be more pronounced in such instances. IMPORTANCE OF PORTFOLIO DIVERSIFICATION: The criteria places heavy emphasis on the fund's portfolio diversification to limit overall portfolio risk. Portfolio guidelines that allow for issuer, industry, municipal sector, and/or state concentrations higher than Fitch's diversification framework will result in higher DFs and potentially lower ratings.
CAPTURING ECONOMIC LEVERAGE: The Fitch OC tests seek to capture all forms of leverage - traditional and economic - utilized by CEFs. Forms of economic leverage include derivatives, tender options bonds (TOBs), and other off-balance sheet liabilities, many of which are not captured by the 1940 Act.
RECOGNITION OF SUBORDINATION RISKS: The Fitch Net OC test captures the effects of subordination that may pose a risk to rated debt and preferred stock. Subordination arises from the presence of senior debt and other obligations in the fund's capital structure, which may have a first priority on fund assets. DYNAMIC DELEVERAGING A KEY FEATURE: CEFs typically implement structural deleveraging mechanisms to protect investors in CEF debt and preferred stock. The deleveraging triggers are based on minimum OC ratios recalculated on a regular basis, with an allowable cure period before mandatory deleveraging takes place. Fitch's criteria closely consider the frequency and robustness of these deleveraging mechanisms.

RATINGS ASSIGNED TO SECURITIES ISSUED BY CEFS

Fitch assigns long- and short-term credit ratings to debt and preferred stock issued by leveraged CEFs, consistent with Fitch's published ratings definitions. Ratings do not address liquidity in secondary markets.

LONG-TERM RATINGS

The long-term credit ratings address the likelihood of full and timely payment of interest or dividends on each payment date and principal upon optional or mandatory redemption or at maturity and are based on the following:
{circle}STRUCTURAL MECHANISMS: OC triggers, mandatory redemption parameters, and other structural protections for rated debt obligations.
{circle}CAPITAL STRUCTURE: The fund's capital structure and sufficiency of asset coverage, according to seniority of the liabilities.
{circle}INVESTMENT  PORTFOLIO:  Evaluation of the fund's portfolio assets with a focus on the potential market value loss under stress scenarios. {circle}INVESTMENT MANAGER REVIEW: Qualitative assessment of the fund's investment manager.
{circle}LEGAL CONSIDERATIONS: Integrity of the legal structure.

SHORT-TERM RATINGS

Fitch may also assign short-term credit ratings to notes and preferred stock with maturities viewed as short-term based on market convention (typically up to 13 months) and notes and preferred stock that offer a demand feature that gives investors the right to tender the securities back to the fund or the liquidity provider on pre-specified periods or dates. In the latter case, Fitch assigns a long-term rating to the leverage to address the sufficiency of asset coverage to note and preferred investors and a short-term rating to address the strength of the put feature based on:
{circle}LIQUIDITY PROVIDER'S OBLIGATION: Review of the terms and conditions of the liquidity provider's obligation to purchase all debt or preferred stock tendered for sale that have not been sold on the tender date or upon certain events defined in the transaction documents, such as expiration of the liquidity agreement or downgrade of the liquidity provider below a specified threshold.
{circle}LIQUIDITY PROVIDER'S CREDIT STRENGTH: The credit strength of the liquidity provider or the guarantor supporting the liquidity provider's obligation.
{circle}LEGAL CONSIDERATIONS: The integrity of the legal structure.

RATINGS ASSIGNED TO OTHER CEF LEVERAGE TYPES

Fitch also assigns ratings to other types of financing instruments for CEFs and CEF-like fund structures. Examples include credit facilities, margin loans, and reverse repurchase agreements extended to CEFs and bespoke exchange-traded note transactions.

CEF DEBT AND PREFERRED STOCK RATED BELOW INVESTMENT GRADE

The majority of Fitch-rated CEFs seek to achieve and maintain `AAA' or `AA' ratings on their debt and preferred stock obligations. The baseline protections of the 1940 Act help support such rating levels. As such, Fitch does not publish DFs below the `BBB' rating level. In a scenario where a CEF's obligations are rated below `BBB,' Fitch would evaluate the portfolio, the structure, and the manager on a case-by-case basis, taking into account potential future asset market value losses.

STRUCTURAL MECHANISMS SUPPORT RATINGS

Fitch's criteria for CEF debt and preferred stock assess the stressed asset coverage or OC as the primary means for repaying rated debt and preferred stock. The analytical focus is on the asset pool and the structural mechanisms in place to redeem rated obligations even during a stressful market environment where no refinancing options are available. Asset liquidations and forced deleveraging are presumed to be the only means of debt repayment upon an early or mandatory redemption, as well as repayment at maturity. CEF debt and preferred stock investors therefore are exposed to risks stemming from:
{circle}MARKET RISK: The general risk of declines in the market value of portfolio assets, particularly in periods of market stress such as what was experienced in 2008.
{circle}LIQUIDITY RISK: The risk that a security cannot be sold quickly enough in the market to prevent a further loss or only can be liquidated at a haircut to its intrinsic value. This risk is present in the event of mandatory deleveraging or redemption following a breach of certain asset coverage ratios.
{circle}LEVERAGE RISK: The risk that leverage carried by the fund will exacerbate market losses allocated to investors and, depending on the exact nature of each form of debt, may also subordinate investors of rated debt and preferred stock.
{circle}MORAL HAZARD RISK: The risk that an investment manager may manage a fund's portfolio and leverage to the benefit of common stockholders and to the detriment of debt and preferred stock investors.

OC IN TIMES OF STRESS

OC is measured by evaluating the market value of collateral available to retire rated liabilities adjusted by DFs to address the possibility that market values could decline further prior to sale. The presence of market value-based OC triggers serves as the primary source of credit enhancement and protection for rated obligations. Consequently, CEFs with rated instruments maintain overcollateralization guidelines within their governing documents.

Fitch will assign ratings by analyzing how funds seek to maintain sufficient OC compared with Fitch OC tests. By maintaining a minimum standard for OC, the asset coverage tests are designed to protect CEF debt and preferred stock investors against default on principal and any accrued interest or dividends.

MANDATORY DELEVERAGING OR REDEMPTION

Fitch's CEF rating criteria are based on deleveraging/mandatory redemption provisions over a pre-specified and limited timeframe. Fitch views favorably any additional provisions CEFs incorporate to increase asset coverage upon breaching the tests, such as ceasing distributions to common stockholders until the OC is restored.

Fitch reviews mandatory deleveraging and other collateral maintenance provisions within transaction documents to assess whether CEFs maintain sufficient OC for debt and preferred stock for a given rating level. The period for deleveraging usually takes the form of a cure period followed by a set period for performing mandatory redemptions.

For instance, the fund is first afforded a cure period within which it may take voluntary action to bring the tests back into compliance upon a breach of either the 1940 Act or Fitch OC tests. During this period, funds may sell assets and use proceeds to deleverage the portfolio or seek a capital injection through an equity offering. Fund managers may also elect to rebalance the portfolio into more liquid, less risky assets to cure a breach of the tests. If the manager fails to cure a breach of a test within the prescribed cure period, the governing documents require redemption of debt and preferred stock within a predefined period in sufficient amounts to restore compliance with the failed test(s).

EXPOSURE PERIOD TO MARKET RISK

The exposure period is the period of time from the last valuation date when the OC tests passed to the last allowable date when any OC test breach must be cured. The exposure period is a central factor in Fitch's rating analysis, as it limits the maximum number of days that a CEF debt or preferred stock investor is exposed to portfolio market value declines before deleveraging and/or early redemption takes place. The average exposure period is around 40-60 business days for Fitch-rated CEFs.

The exposure period, which is specified in the fund governing documents, is calculated as the sum of the following periods:
{circle}VALUATION  PERIOD: The frequency with which the fund calculates coverage ratios to ensure it is passing the tests (typically weekly).
{circle}CURE PERIOD:  The  number of days the fund has to cure any breach before entering into a mandatory redemption period (typically 10 business days). {circle}MANDATORY REDEMPTION PERIOD: The covenanted time allotted for redeeming shares or notes, during which time funds cannot issue additional leverage or pay common stock dividends (typically 30 days). This period is set to account for mandated shareholder notification periods, auction dates, and other structural considerations.

In determining the asset DFs presented in the table on pages 7-8, Fitch calculated stressed DFs using exposure periods of between 40-60 business days. Governing documents that specify an exposure period greater than 60 business days may result in more conservative DFs being applied at a given rating level. Conversely, an exposure period under 40 business days may result in less conservative DFs at a given ratings level. Fitch will evaluate shorter exposure periods on a case-by-case basis, as shorter liquidation periods can also lead to higher losses due to periods of market illiquidity and forced selling.

INVESTOR ACTIONS TO ENFORCE OR WAIVE DELEVERAGING

Some closed-end fund debt and preferred stock transaction documents permit their investors to enforce or waive the fund's deleveraging and collateral maintenance procedures when asset coverage tests are breached. Typically, a minimum number of votes by certain investor classes are needed for the actions to become effective. A waiver of the deleveraging mechanisms may extend the length of time investors are exposed to volatility in the market value of the fund's portfolio and, thus, could put negative pressure on the ratings.

CEF OC TESTS

1940 ACT -  BASELINE PROTECTION TO RATED DEBT AND PREFERRED STOCKHOLDERS

The 1940 Act does not mandate fund deleveraging upon breach of asset coverage but does restrict payments/declaration of common dividends and limits the issuance of new leverage until sufficient 1940 Act asset coverage is restored. However, fund operating documents usually include mandatory deleveraging/redemptions as a mechanism for curing a breach of the 1940 Act. Therefore, 1940 Act asset coverage ratios, as typically incorporated into fund governing documents, effectively limit the amount of leverage a fund can maintain. The 1940 Act requires a minimum OC of 200% for total debt and preferred stock leverage and a minimum asset OC of 300% for senior debt leverage. These OC tests are based on current, rather than stressed, market values.




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   Fitch monitors funds' compliance with such 1940 Act asset coverage ratios, as they are an important structural protection for investors of rated notes and preferred stock. The 200% asset coverage ratio for debt and preferred stock is typically calculated in one of two ways, both of which yield the same result:
<2>
 The 300% asset coverage ratio for senior debt is typically calculated in one of two ways, both of which also yield the same result:

ASSIGNING RATINGS BASED ONLY ON INVESTMENT COMPANY ACT OF 1940 ASSET COVERAGE RATIOS
<3>
Fitch may rely on the leverage limits embedded in the 1940 Act when rating certain CEFs holding less volatile assets. To determine whether Fitch can rely solely on 1940 Act asset coverage ratios for assigning an `AAA' rating, Fitch seeks to determine that the fund:
{circle}Is limited to only purchasing lower risk assets.
{circle}Has appropriate levels of issuer and industry diversification consistent with Fitch's criteria.
{circle}Restricts forms of leverage to those captured under the 1940 Act. {circle}Maintains appropriately conservative mandatory deleveraging provisions that ensure deleveraging and/or redemption of rated obligations within a 60-business-day (or less) period.

The table on page 8 shows which asset types have Fitch DFs that are lower than those implied by the 1940 Act's asset coverage tests. These asset types may be analyzed on the basis of the 1940 Act's asset coverage tests, subject to the caveats above. Fitch's diversification guidelines are outlined in Diversification Framework, pages10-14.

FITCH OC TESTS: GOING BEYOND THE 1940 ACT

The asset coverage/leverage restrictions of the 1940 Act are not sufficiently conservative at higher ratings levels for many of the asset types held by CEFs. Moreover, the 1940 Act tests often do not capture certain forms of leverage.

Fitch's CEF rating criteria measures the OC of debt and preferred stock via the Fitch Total OC and Fitch Net OC tests (together, the Fitch OC tests). The Fitch OC tests address the potential for additional forms of leverage and more volatile asset classes. Fitch OC tests seek to measure whether the risk-adjusted market value of fund assets is sufficient to meet all principal and interest/dividends payments of debt and preferred stock upon optional or mandatory redemption. In the absence of other qualitative considerations, Fitch OC and Fitch Net OC ratios in excess of 100% are generally deemed to be consistent with the rating assigned to the debt and preferred stock.

FITCH TOTAL OC TEST: SUFFICIENCY OF ASSET COVERAGE

Fitch evaluates a fund's asset coverage on the basis of the Fitch Total OC test for each rated class of leverage in the fund's capital structure. The calculation of the Fitch Total OC test includes, in the numerator, all portfolio assets discounted using Fitch DFs along with any applicable haircuts for insufficient diversification. The denominator includes all portfolio liabilities that are pari passu or are senior to that class of rated debt or preferred stock.
<4>
FITCH NET OC TEST: SUBORDINATION RISK PROTECTION

Fitch also evaluates a CEF's asset coverage on the basis of the Fitch Net OC test, which is relevant if a fund has liabilities that are senior to the Fitch-rated debt and preferred stock or if it has liabilities that are secured by specific assets. The Fitch Net OC test assesses whether the fund has sufficient assets to provide asset coverage for the rated debt or preferred stock after first repaying liabilities that are legally or structurally more senior in the capital structure. The Fitch Net OC test is calculated as follows:
<5>
The Fitch Net OC test may be either more or less conservative than the Fitch Total OC test and may be particularly relevant for CEFs that utilize senior bank lines, depending on the collateralization requirements. For instance, the Fitch Net OC test could be more conservative when senior bank liabilities are secured by specific assets. This may result in the remaining portfolio assets being more highly concentrated by issuer and/or industry or concentrated in terms of more volatile asset types. Fitch discounts the portfolio's assets applying the diversification framework after subtracting any assets that are encumbered as collateral for senior obligations. Fitch will calculate available net assets after subtracting the total amount of senior liabilities if senior liabilities have a general claim on fund assets. If specific assets are encumbered or segregated, Fitch will seek to exclude these assets from the OC tests.





FITCH DFS REFLECT ASSETS' MARKET VALUE RISK

Fitch's DFs are used to calculate the Fitch OC tests. These DFs reflect each asset class's unique price volatility based on historically observed worst-case price declines. For higher ratings levels, Fitch applied an additional stress factor multiple and a liquidity haircut to the worst-observed loss. (For more information on Fitch's determination of asset-specific DFs, see Appendix 2:
Market Value Approach to DF Development on page 20.) The DFs in many cases are higher (i.e. afford CEFs lower levels of leverage) than allowed under the 1940 Act, in some cases substantially so (see Fitch DFs tables below and on page 8). Fitch will evaluate the sufficiency of the fund's asset coverage in the context of the Fitch OC and Fitch Net OC tests for CEFs that invest in higher risk asset classes in addition to the fund's compliance with the 1940 Act.

<6>Fitch's  DFs  assume a market value exposure period between 40-60 days. Fitch may determine and publicly disclose DFs for other collateral types, exposure periods, and rating stresses on a case-by-case basis. Where DFs are based on the credit rating of the portfolio asset, Fitch looks to the Fitch rating first, if available, otherwise to the lowest available rating assigned by other global rating agencies. Where only a short-term security rating is available, Fitch's rating correspondence table, available in the Ratings Definitions page of Fitch's Web site at www.fitchratings.com, is used to map the security's short-term rating to a long-term rating.
<7>



                                 Rating Closed-End Fund Debt and Preferred Stock
                                                                               9

                                                                August 16, 2011
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                                                   Leverage Outside the 1940 Act

Fitch OC tests also capture leverage that falls outside the 1940 Act's definitions of leverage. Nontraditional leverage that is excluded from the 1940 Act asset coverage tests include reverse repurchase agreements, tender option bonds (TOBs), securities lending arrangements, to be announced (TBA) security rolls, forwards, futures, total return swaps, credit default swaps, and purchased and written put and call options, among others.

The 1940 Act generally allows funds to exclude such leverage from their asset coverage tests if the leverage is fully collateralized by segregated liquid assets or if completely offsetting leverage positions exist, e.g. long and short credit default swaps referencing the same name. For more information on this topic, see Fitch Research on "Closed-End Funds: Evolving Use of Leverage and
Derivatives," dated Sept. 27, 2010, available on Fitch's Web site at www.fitchratings.com.

The full effects of leverage as measured by the 1940 Act may be understated for funds utilizing such nontraditional forms of leverage. Fitch seeks to include all forms of leverage, whether on- or off-balance sheet for purposes of the Fitch OC tests. (For more information on how to calculate the Fitch Total OC test and Fitch Net OC test based on various types of traditional and nontraditional leverage, see Appendix 1: Fund Liabilities, page 17.)

DEFERRED TAX LIABILITIES

Most CEFs elect to be treated as regulated investment companies (RICs) under the Internal Revenue Code of 1986, as amended, allowing them not to pay entity-level income tax, subject to certain requirements. However, some CEFs choose to be treated as corporations to take advantage of preferred tax treatment given to certain assets, such as MLPs. As a result, these CEFs may carry deferred tax liabilities (or assets) on their balance sheets due to appreciation of portfolio securities and tax deferral on income.

Fitch treats a limited portion (10%) of a fund's deferred tax liability as a fund liability for the purposes of calculating the Fitch OC tests. Fitch expects that, under most market stress scenarios, declines in prices of portfolio assets will eliminate the deferred tax liabilities. However, including deferred tax liabilities in the Fitch OC tests accounts for the remote risk that a portion of the liability may be realized upon sale of securities in a stressed scenario.

REFINANCING RISKS

CEFs can be exposed to refinancing risk when senior debt matures or is called early or when debt and term preferred stock reach maturity, forcing the fund to liquidate portfolio assets to provide for repayment. To provide for liquidity upon maturity, the transactional documents for debt and term preferred stock may require a fund to segregate assets in an amount at least equal to the amount of maturing securities and to convert the segregated assets to more liquid securities as maturity approaches. Fitch views favorably the use of such liquidity accounts and also provisions for longer termination notice periods for senior financing securities, as they may serve to minimize forced asset sales in a stressed environment and offer additional time to find alternative financing sources.

DIVERSIFICATION FRAMEWORK

Fitch's CEF ratings guidelines include a minimum diversification framework by issuer, municipal sector, or corporate industry, and by state. Fitch developed its DFs for various asset classes based on an analysis of historical price declines and volatility of various indices. As a result, the DFs implicitly assume that the CEF portfolio being evaluated is sufficiently diverse, consistent with Fitch's diversification framework.

1940 ACT DIVERSIFICATION GUIDELINES

The 1940 Act provides a baseline diversification framework. CEFs regulated under the 1940 Act may elect to register as a diversified or a nondiversified company, both with respect to single issuer and industry/sector concentration. The issuer concentration guidelines of the 1940 Act permit diversified funds to invest up to 5% in a single issuer for up to 75% of their portfolio and allow up to 25% in a single issuer (also known as the PlaceNameplaceSafe PlaceTypeHarbor provision). The corporate industry and municipal sector concentration guidelines permit funds to register as diversified and subject their portfolios to a 25% concentration limitation per industry or municipal sector. Alternatively, CEFs may elect to operate as nondiversified CEFs and concentrate their holdings in a particular industry/sector. The nondiversified status is utilized primarily by sector funds, such as real estate- and energy-sector CEFs.

FITCH'S DIVERSIFICATION FRAMEWORK

Fitch views the 1940 Act diversification framework as insufficient for ratings obligations of CEFs. Fitch's CEF rating criteria includes a diversification framework that goes beyond the 1940 Act, addressing concentration risk relative to issuers, corporate industries, municipal sectors, and concentrated CEFs, including single-state municipal CEFs.

ISSUER DIVERSIFICATION

Fitch's criteria captures issuer concentration risk for purposes of calculating the Fitch OC tests. Fitch excludes the market value of any single-issuer holdings in excess of the concentration framework when calculating the Fitch Total and Net OC tests. Issuer concentration for corporate obligors is calculated as the sum of debt and equity securities issued by an entity on a consolidated basis, rolled up to the holding company level, if applicable.
<8>

The issuer diversification framework for municipal CEFs is similar, with the exception of state-level GO bonds and other issues backed by state-level taxing authority. For `AAA' rated CEF obligations, state-level GO obligations have a maximum issuer guideline of 20%. This is intended to promote an appropriate amount of portfolio diversification without creating an incentive for portfolios to diversify away from what is traditionally the most creditworthy and liquid of municipal issuances from within a given state.

Concentration for municipal obligors is aggregated on the basis of the revenue source supporting repayment. For example, all general obligation bonds of a particular city are aggregated to calculate issuer concentration.

CORPORATE INDUSTRY AND MUNICIPAL SECTOR DIVERSIFICATION

Fitch also applies a 25% concentration threshold to corporate industries and municipal sectors. Any exposure in excess of 25% is discounted at a higher DF to account for increased concentration risks. Specifically, the DF applied to municipal assets in excess of the 25% industry/municipal sector diversification guidelines are increased by an additional 1.1x or 1.25x, depending on the state GO ratings. The DF multiple for corporate industry concentrations above 25% is 1.5x.
<9><10><11>
The particular multiples Fitch applies to DFs on the basis of portfolio concentration were derived by comparing the performance of broad market indices to indices concentrated in particular corporate industries and municipal sectors and states.

<12>Certain  indices  utilized  by Fitch to derive DFs, such as and the  Merrill
Lynch Preferred Stock indices for preferred stock securities and the Alerian MLP Index for equity securities issued by MLPs, are inherently sector concentrated. As such, the worst-case losses and resultant DFs already include a concentration element. Therefore, Fitch does not apply an additional DF multiple with respect to preferred stock securities or securities issued by MLPs, RITs, or MTS.

SINGLE-STATE MUNICIPAL CEFS POSE ADDED RISKS

Fitch's CEF criteria consider the inherent concentration risks presented by single-state CEFs, which typically invest 75%-100% of assets in a single state. For single-state concentrations above 25%, Fitch applies a DF multiple of 1.1x for securities of issuers located in a single state rated at least `BBB' and 1.25x for issuers located in a state rated below `BBB'. This is intended to capture the increased likelihood of price volatility and correlation between portfolio assets from a single state under credit stress, which may be exacerbated by headline risk and/or forced selling.
<13>
ASSET MARKET DEPTH AN IMPORTANT CONSIDERATION

The depth and diversity of a given asset class is an important consideration in Fitch's analysis of CEFs' portfolios and the liquidity of underlying assets. Assets in a market with a homogenous or overly concentrated investor base may be less liquid, particularly in periods of stress where such investors may experience simultaneous selling pressures. For example, an asset market with significant open-end fund and CEF composition could be exposed to a downward spiral of pricing pressure as CEFs simultaneously hit liquidation triggers and/or open-end funds experience redemption pressure due to NAV declines.







OTHER RATING CONSIDERATIONS

EARLY DEBT AND PREFERRED STOCK REDEMPTIONS

Historically, CEFs have made prepayments or early redemptions of outstanding securities at par or full liquidation preference. More recently, some CEFs have elected to make tender offers to repurchase outstanding ARPS at a price below their full liquidation preference as a means to offer ARPS investors partial liquidity.

Fitch typically does not view such tender offers at a price less than par or full liquidation amount as a distressed debt exchange leading to a restrictive default, provided that the redemption is fully discretionary to investors and is not coercive. On the other hand, Fitch may consider a tender offer coercive if the securities were not redeemed in cash and/or if the fund announced that the interest or dividend rate is lowered for securities that are not tendered. For more information on this topic, see Fitch Research on "Closed-End Funds:
Redemptions Provide Some Liquidity to Illiquid ARPS Market," dated Aug. 31, 2010, available on Fitch's Web site at www.fitchratings.com.

PREPAYMENT PREMIUMS AND MAKE-WHOLE AMOUNTS

Transaction documents of certain CEF liabilities at times incorporate a variable make-whole amount that is required to be paid to investors as a result of a breach of asset coverage tests. The increased payment may put additional pressure on the CEF's ability to restore appropriate levels of asset coverage and/or redeem obligations. Therefore, Fitch includes any make-whole amount dictated by transaction documents for purposes of calculating the Fitch asset coverage tests. Fitch may also elect to apply an additional stress factor in a higher and/or more volatile interest rate environment.

Similar to make-whole amounts, fixed prepayment premium obligations are also added to total principal and accrued expenses when grossing up the fund's total liabilities for purposes of calculating the Fitch OC tests. Given the fixed and pre-specified nature of the potential liability to the fund, no additional stress beyond the prepayment premium amount is applied.

Some CEF liabilities have a make-whole provision that is enacted solely in the event of a voluntary and optional prepayment of the notes at the discretion of the fund and is not applicable in the event of an early redemption due to a breach of the fund's asset coverage/deleveraging tests. In such instances, Fitch makes no adjustments in calculating Fitch OC tests.

EVALUATING COUNTERPARTY RISK

Fitch evaluates counterparty risk arising from funds' over-the-counter derivative positions when assigning ratings to CEF liabilities. The effectiveness of hedges and the value of speculative positions are linked to the performance of the derivative counterparty.

To evaluate counterparty risk, Fitch reviews the structure of the transaction and credit risk of the counterparty in comparison to Fitch's criteria, as noted in "Counterparty Criteria for Structured Finance Transactions," dated March 14, 2011, available on Fitch's Web site at www.fitchratings.com. Fitch looks to a minimum Fitch long-term issuer default rating (IDR) of `A' and a minimum short-term IDR of `F1' of the swap counterparty to support notes and preferred stock ratings in the `AA' category or higher. If sufficient collateral is posted, the criterion is extended to counterparties rated a minimum of `BBB+' and `F2'.

For purposes of calculating the Fitch Total and Net OC Tests, Fitch does not include any collateral posted by funds' counterparties in nonhedging derivative transactions as part of the tests' numerator because such amounts are already reflecting in Fitch's treatment of derivatives described in Appendix 1. On the other hand, Fitch includes any assets posted by the fund to a counterparty as part of the Fitch Total OC Test numerator, subject to appropriate DFs.

For other counterparty transactions such as securities lending arrangements, counterparty concentration remains a risk regardless of the market value of the transaction. In securities lending arrangements, securities lent are typically handled by the same counterparty that retains the cash collateral received, exposing the fund to risk of loss on both the securities lent and the cash collateral. Fitch will assess such risk on a case-by-case basis, evaluating whether cash collateral is held by a bankruptcy-remote entity apart from the counterparty, and calculating the Fitch Net OC test by subtracting the higher of discounted cash collateral received or the discounted securities lent from the numerator.

IMPLEMENTATION OF STRUCTURAL MECHANISMS

Historically, CEF governing documents incorporated most, if not every, aspect of the rating criteria that prevailed when the fund was originally rated. However, the absence of detailed descriptions of Fitch's CEF rating criteria, including asset-specific DFs, will not on its own have adverse rating implications, provided that the fund maintains sufficient deleveraging mechanisms and adheres to guidelines that are conservative compared with Fitch's current rating criteria. From the perspective of the investor and the fund manager, Fitch believes this offers greater transparency and easier implementation of any future criteria changes.

STRESS TESTING AS PART OF THE ANALYSIS

Fitch may conduct stress tests on CEF portfolios in cases where the fund's structure and/or portfolio guidelines differ from Fitch's criteria at a given ratings level. Stress tests contemplate worst case scenarios to ensure the assigned rating can withstand adverse changes in the fund's profile. For example, the tests may model migration in the fund's portfolio composition and leverage to the limits of the fund's operating and investment guidelines.

For municipal CEFs, additional stress tests may include the instantaneous credit migration of financial guarantors providing financial guarantee insurance to portfolio securities or the instantaneous decreases in the prices of unrated and/or below investment-grade portfolio assets, among others.

INFORMATION USED TO DETERMINE A RATING

In issuing and maintaining its ratings, Fitch relies on factual information it receives from issuers and underwriters and from other sources the rating agency believes to be credible. Fitch conducts a reasonable investigation of the factual information relied on by it in accordance with its rating methodology and obtains reasonable verification of that information from independent sources, to the extent such sources are available for a given security or in a given jurisdiction. Issuers may choose not to share certain information with external parties, including rating agencies, at any time. While Fitch expects that each issuer that has agreed to participate in the rating process, or its agents, will supply promptly all information relevant for evaluating both the ratings of the issuer and all relevant securities, Fitch neither has, nor would it seek, the right to compel the disclosure of information by any issuer or any agents of the issuer.

INVESTMENT MANAGER REVIEW

Fitch assigns ratings at the request of investors or fund management and after reviewing all pertinent material and conducting an on-site manager review. Fitch performs a manager evaluation on a pass/fail basis. A failed review would likely preclude Fitch from assigning ratings in the case of a review for a new rating or lead to negative rating pressure in the case of an existing rating. Fitch's initial and ongoing reviews of CEFs encompass an analysis of the following areas:
{circle}INVESTMENT POLICIES AND PROCEDURES: Sector overview, sector allocation and diversification, portfolio strategy construction and target composition, use of derivatives, and asset liquidity.
{circle}OPERATIONS: Asset pricing and portfolio valuation, fair value pricing procedures, trading and settlement trade, reconciliation, and technology support.
{circle}LEGAL AND COMPLIANCE: Regulatory compliance, including compliance with the fund's governing documents on the 1940 Act and Fitch OC tests, SEC examinations, board of directors structure and independence, and external and internal audits.
{circle}ORGANIZATION: Organizational and management structure, assets by amount and type under management, key personnel experience and track records, product marketing, and distribution.

The on-site review includes meetings with the portfolio management team and related personnel. During the on-site review, the company has an opportunity to present information on its history, ownership structure, business plans, and investment strategies, as well as demonstrate its credit selection and portfolio monitoring capabilities. Fitch also evaluates the appropriateness of the alignment of interests between the fund manager and the rated note and preferred stock investors. The organization is asked to provide information on its operating processes, related technologies, controls, and staffing resources.

INVESTMENT MANAGER REPLACEMENT

Due to the importance of the investment manager to a CEF's operations, Fitch reviews the legal framework for replacement of the investment manager in cases of a bankruptcy or insolvency of the manager, or otherwise in an event the manager cannot perform its duties. The 1940 Act sets forth parameters to govern the manager's advisory relationship with a CEF, providing for the timely replacement of an investment manager. Fitch anticipates that the fund's board of directors, acting in its fiduciary duty, would reassign the manager's advisory responsibilities on determining that the manager is unable to perform them.

SURVEILLANCE

Fitch monitors fund compliance with Fitch OC and 1940 Act tests as follows:
{circle}Weekly, funds internally calculate the Fitch OC and 1940 Act tests. If the resultant ratios are less than 5% above the minimum passing threshold (e.g. 105% for a Fitch OC tests and 210% for a 1940 Act test for preferred stock), Fitch expects CEF managers to notify the fund analyst so a more frequent dialogue can be held as necessary.
{circle}At  least  monthly,  funds  calculate  and  provide Fitch  with  updated portfolio holdings and Fitch OC and 1940 Act test results.
{circle}Fitch typically performs a review of each rated fund and its investment manager annually . The review includes assessing the fund's adherence to its stated investment objectives and constraints, net asset value performance, and recent asset coverage ratios; an evaluation of the alignment of interests between the fund manager and the rated note and preferred stock investors; and a discussion with the fund manager to determine future investment strategies, plans, and other forms of research.
{circle}In periods of heightened credit and/or liquidity stress, Fitch reserves the right to initiate more frequent/detailed surveillance procedures.

The regular reporting of asset coverage tests and updated portfolio holdings to Fitch by the fund manager and/or administrator is central to Fitch's surveillance process and critical to maintaining the outstanding ratings on CEF debt and preferred stock. Failure to receive this information in a timely manner may result in negative rating actions and/or the withdrawal of assigned ratings.

To facilitate standardized reporting of fund information and to assist in the adoption of the new criteria and weekly testing, Fitch has developed a reporting template. The Microsoft Excel-based template includes a coverage page that summarizes the fund's assets, liabilities, and relevant asset coverage ratios and a portfolio holdings page, with built-in formulas for determining asset DFs and diversification guidelines. Parties interested in receiving a copy of the reporting template may contact any of the analysts listed on page 1.

In addition to the information and analysis provided by the funds, Fitch performs its own internal analysis to support ratings surveillance. First, to assist in developing a current credit opinion for each fund and to measure up-to-date performance for all rated CEF debt and preferred stock, Fitch will internally calculate a 1940 Act ratio on a regular basis to gauge portfolio volatility between monthly surveillance reports. The internal monitoring serves as a trigger point for further dialogue with managers and helps Fitch verify performance figures noted in the monthly/weekly surveillance reports received from funds. Fitch also periodically monitors ongoing asset price movements to ensure DFs remain appropriate.

                                               <14>  APPENDIX 1: CEF LIABILITIES

<15>

                             Appendix 2: Market Value Approach to DF Development

Fitch has developed DFs through historical worst-loss stress testing, an approach that is consistent with its criteria as detailed in the criteria report "Rating Market Value Structures," dated Aug. 16, 2011, available on Fitch's Web site at www.fitchratings.com. To reflect the dynamic and diverse nature of CEF portfolios, Fitch has developed specific DFs for common asset types.

Discounted portfolio assets are used as the numerator for the Fitch OC tests and are calculated by dividing current portfolio market value by the appropriate DF for each asset type. DFs are not intended to provide a static view of asset performance, rather they express current views of potential market value loss through current economic conditions and the credit cycle. Fitch will perform a periodic review of DFs using the methodology described in this criteria report. Fitch's determination of asset DFs was primarily based on worst-loss events experienced by each asset class. Therefore, even if future analysis indicates more positive and/or stable asset performance than implied in the currently presented DFs, Fitch may leave the DFs unchanged.

Fitch  established   DFs   through   determination   of  the  appropriate  asset
categorization, quantitative analysis, and modeling of historical asset price movements, as well as other qualitative considerations.

CATEGORIZATION OF ASSET CLASSES

Fitch reviewed major asset classes within the CEF investable universe and assigned asset groups differentiated by type and exhibited magnitude of market value risk (for a list of Fitch-identified asset classes, see the table on pages 7-8). This approach segregated assets by sector, subordination in the issuer's capital structure, domicile, credit rating, and duration. Market-based characteristics, such as price or spread measures, were not utilized when segregating assets into distinct categories for the purposes of assigning asset DFs. The grouping of asset types is intended to strike an appropriate balance between differences in market value performance of asset subclasses and the diminishing benefit of overly specific classification (due to the correlation of similar assets and the challenges a more expanded approach would bring to implementation by funds). Assigning portfolio assets to broader groups is intended to allow funds to allocate DFs and perform the Fitch OC tests in an efficient and transparent manner.

QUANTITATIVE ANALYSIS AND MODELING

For each asset class, Fitch constructed a base case stress based on historical index performance and considered the volatility and liquidity of the given index. The base case stress was then converted into an expected loss at each rating level by multiplying the base case stress by a representative factor for higher rating stress scenarios.

VOLATILITY

Fitch's analysis of a given asset category was based on observation of the worst-case price decline experienced by the index, given a rolling 45-business-day exposure period. The analysis used historical price data drawn from an asset's representative index. Qualified indices typically had at least 10 years of available data. The starting dates for the index data varied but in all cases included the financial crisis of 2008 and ended in June 2011. At times, Fitch used multiple indices for its analysis, looking at both price volatility and index constituents. Representative indices for each asset class were selected on the basis of the best fit between the index constituents. Factors Fitch considered in determining robustness included frequency of data points, length of pricing history, inclusion of multiple stress periods and business cycles, and appropriateness of data series for the asset category under consideration. Examples of indices used include the S&P 500 Index, as a proxy for historical price volatility of U.S. large cap common stock; the Alerian MLP
Index, for MLPs; the LSTA Leveraged Loan Index,  for first lien leveraged loans;
and   the  Lehman  Intermediate  Corporate  Index,  for  U.S.
investment-grade corporate debt that matures in less than 10 years.

As an added measure of conservatism, in certain instances, Fitch increased historically observed worst losses if the asset class had experienced its worst 45-business-day loss within the preceding six months. This was intended to address the uncertainty of potential further price declines in the near future. The size of the increase was based on the timing of the observed worst loss and the degree of historical volatility experienced by the index.

LIQUIDITY

Fitch views market liquidity in periods of stress to be particularly relevant to ensure deleveraging mechanisms work as intended. Therefore, Fitch constructed separate liquidity stresses based on observations of stressed liquidations and discussions with various internal sector analysts and external market participants. The amount of liquidity adjustments varied by asset type; for example, publicly traded equities received no additional liquidity haircut given the deep, established market for such securities.

Overall, Fitch made an assessment of an asset's liquidity profile based on factors such as:
{circle}Market size.
{circle}Market volumes (current and historical).
{circle}Bid/offer spreads, both in regular and stressed markets.
{circle}Observed liquidation prices during periods of stress.
{circle}Breadth and diversity of investors.
{circle}Size of issuance.
{circle}Transparency of the issuer.
{circle}Assessment of normal and large block trading sizes.
{circle}Depth of market making and stability in times of stress.

EXPECTED LOSS

A base case stress was calculated for each asset class as the sum of the worst loss plus any illiquidity adjustment. Each base case stress was classified by Fitch as being consistent with a particular rating stress, as determined by reviewing the main worst-loss drivers, the scale of decline during the specific economic period, and the magnitude of worst loss compared to other historical losses. Once a rating level was determined for each base case stress, the base case stress was increased using corresponding multipliers to reflect higher expected losses under higher rating stress scenarios. The multiplier was based on historical asset performance by rating category. For example, to increase a `BBB' rating stress to an `AAA' level, a multiple of two was used. Therefore, if an asset class's observed worst case loss for a 45-business-day period was 11% and this loss was deemed consistent with a `BBB' rating stress, then an `AAA' level worst loss was estimated at 22% over the 45-day period, assuming no additionally liquidity add on. For `A' rating level base cases, the add-on for an `AAA' is 1.5x. Most base case worst case losses were judged to be `BBB' or `A' rating stresses for purposes of this criteria.

QUALITATIVE ASSESSMENT

Calculating base case historical stresses per asset category was only one of a number of factors Fitch considered when determining DFs. Fitch also analyzed the fundamental characteristics of assets, which included an analysis of the asset's structure (e.g. convertible securities) and information transparency (e.g. liquidity). The asset's place in the issuer's capital structure was also analyzed, with assets falling lower in the capital structure typically receiving higher DFs. For example, equities received more conservative DFs compared to bonds. However, this was not always the case; for instance, third-lien secured leveraged loans received lower DFs than unsecured high-yield bonds, primarily due to the relatively poor liquidity associated with such loans. Furthermore, given the importance of robust historical data in determining worst-loss estimates, asset classes that did not include significant periods of stress were afforded little to no credit for the purpose of Fitch's analysis.







<16>

Endnotes

                                                                           <1>











RELATED CRITERIA
Counterparty Criteria for Structured Finance Transactions, March 14, 2011

Rating Market Value Structures, Aug. 16, 2011
Global Bond Fund Rating Criteria, Aug. 16, 2011
placePuerto Rico Closed-End Fund Debt and Preferred Stock, Aug. 16, 2011


RELATED RESEARCH
Tax-Exempt CEFs Change Leverage (ARPS Balances Reduced; New Securities Provide Flexibility), June 17, 2011

Taxable Closed-End Funds Reduce ARPS Leverage, Shift to Alternate Forms, May 25, 2011

CLOs and CEFs: A Comparison  of  Leveraged Loan Investment Vehicles, April 26,
2011

Tax-Exempt Closed-End Funds Weather Price Declines (Asset Coverage Remains Strong), Feb. 2, 2011

Closed-End Funds: Evolving Use of Leverage and Derivatives, Sept. 27, 2010

Closed-End Funds: Redemptions Provide Some Liquidity to Illiquid ARPS Market , Aug. 31, 2010


ANALYSTS
Ian Rasmussen
+1 212 908-0232
ian.rasmussen@fitchratings.com



Yuriy Layvand, CFA
+1 212 908-9191
yuriy.layvand@fitchratings.com



Greg Fayvilevich
+1 212 908-9151
gregory.fayvilevich@fitchratings.com

Nathan Flanders
+1 212 908-0827
nathan.flanders@fitchratings.com

Roger W. Merritt
+1 212 908-0636
roger.merritt@fitchratings.com





<2>

=                     [Total Assets at MV - Current Liabilities[a]]/
            [All 1940 Act Leverage[b] + Accrued Expenses and Fees on Leverage]
                                            or
=   [Common Equity + All 1940 Act Leverage[ ] + Accrued Expenses and Fees on Leverage]/
              [All 1940 Act Leverage + Associated Accrued Expenses and Fees]
[

]

aCurrent liabilities do not include any liabilities associated with fund leverage, as recognized by the 1940 Act in Section 18.
[b]1940 Act leverage only includes leverage that funds interpret to be recognized as leverage under Section 18 of the 1940 Act (e.g.
preferred stock, notes, and bank facility). Other types of leverage, such as reverse repurchase agreements, mortgage dollar rolls, and noncash settled derivatives, are excluded from this test and, instead, follow asset segregation rules. For more information see
Fitch Research on "Closed-End Funds: Evolving Use of Leverage and Derivatives
," dated Sept. 27, 2010, available on Fitch's Web site at www.fitchratings.com.



<3>


=                     [Total Assets at MV - Current Liabilities[a]]/
        [All Senior 1940 Act Leverage[a] + Accrued Expenses and Fees on Leverage]
                                            or
=   [Common Equity + All 1940 Act Leverage[ ] + Accrued Expenses and Fees on Leverage]/
          [All Senior 1940 Act Leverage + Accrued Expenses and Fees on Leverage]
[

]

aSenior 1940 Act leverage only includes leverage that funds interpret to be recognized as senior securities other than preferred stock under Section 18 of the 1940 Act. (e.g. notes and bank facility). Similar to the 200% test, other types of leverage such as reverse repurchase agreements, mortgage dollar rolls, and noncash settled derivatives are excluded from the 300% test and instead follow asset segregation rules. For more information, see Fitch Research on "Closed-End Funds: Evolving Use of Leverage and
Derivatives," dated Sept. 27, 2010, available on Fitch's Web site at www.fitchratings.com.



<4>

Fitch Total OC =                        Total Net Discounted Assets at MV[a]/
                 Fitch Rated Liability + Other Liabilities Pari Passu and Senior to Rated Liability
[

]

aTotal net discounted assets at market value (MV) equal total portfolio assets at MV and accrued income, including assets held as collateral for other fund liabilities, less nonleverage liabilities that are not part of a rolling leverage strategy (such as to-be-
announced (TBA) securities, futures, and forwards, among others), then discounted at the Fitch DFs in the table on pages 7-8 and adjusted as per the Fitch diversification criteria discussed on pages xx-xx.



<5>



------------------------------------------------------------------------------
|Fitch Net OC =|             Available Net Discounted Assets[a]/              |
------------------------------------------------------------------------------
|              |Fitch Rated Liability + Other Liabilities That Are Pari Passu|
------------------------------------------------------------------------------
|[             |                                                             |
------------------------------------------------------------------------------

]

aAvailable net discounted assets equals total portfolio assets at MV and accrued income minus all assets that are either held as collateral for other fund liabilities and/or subject to a first claim of a senior liability in the capital structure minus nonleverage liabilities that are not part of a rolling leverage strategy (such as TBA security rolls, futures, and forwards, among others), then discounted at the Fitch DFs in the table on pages 7-8 and adjusted per Fitch's criteria discussed in Diversification
Framework on pages10-14.




<6>
------------------------
|FITCH DISCOUNT FACTORS|
------------------------

 DISCOUNT FACTORS APPROPRIATE FOR DIFFERENT RATING LEVELS OF CEF DEBT AND PREFERRED STOCK

ASSETS                                                                                                            AAA   AA    A  BBB
CASH AND SHORT-TERM INVESTMENTS
Cash and Receivables Due in 10 Business Days or Less                                                             1.00 1.00 1.00 1.00
Securities Rated in `A' to `AAA' Rating Categories; < 1 Year                                                     1.10 1.08 1.05 1.00

U.S. GOVERNMENT SECURITIES
Treasuries, Supranationals, Direct U.S. Agency Debt, and U.S. Agency-Backed                                      1.10 1.08 1.05 1.00
MBS; 1-10 Years[a]
Treasuries, Supranationals, Direct U.S. Agency Debt and U.S. Agency MBS; >10                                     1.25 1.20 1.15 1.10
Years

SOVEREIGNS
Debt of Developed Countries; 1-10 Years[ b c]                                                                    1.15 1.10 1.08 1.05
Debt of Developed Countries; >10 Years                                                                           1.30 1.25 1.20 1.15
Debt of Emerging Countriesd                                                                                      3.10 2.40 1.75 1.50

MUNICIPALS
Obligations in `AAA' or `AA' Rating Categories; 1-10 Years[e]                                                    1.20 1.15 1.10 1.08
Obligations in `A' Rating Category; 1-10 Years                                                                   1.30 1.20 1.15 1.10
Obligations in `AAA' Or `AA' Rating Categories; >10 Years                                                        1.45 1.35 1.25 1.20
Obligations in `BBB' Rating Category; 0-10 Years                                                                 1.45 1.35 1.25 1.20
Obligations in `A' Rating Category; >10 Years                                                                    1.50 1.40 1.30 1.20
Obligations in `BBB' Rating Category; >10 Years                                                                  1.70 1.50 1.40 1.25
Obligations Below Investment Grade or Unrated                                                                    2.50 2.00 1.70 1.45

CORPORATES
Bonds, Developed Countries, in `AAA' or `AA' Rating Categories; 1-10 Years[f]                                    1.30 1.20 1.15 1.10
Bonds, Developed Countries, in `A' Rating Category; 1-10 Years                                                   1.40 1.30 1.25 1.20
Bonds, Developed Countries, in `BBB' Rating Category; 0-10 Years                                                 1.40 1.30 1.25 1.20
Bonds, Developed Countries, in `AAA' or `AA' Rating Categories; >10 Years                                        1.40 1.30 1.25 1.20
Bonds, Developed Countries, in `A' or `BBB' Rating Categories; >10 Years                                         1.65 1.50 1.35 1.25
Bonds, Developed Countries, in `BB' Rating Category                                                              1.80 1.60 1.40 1.30
Bonds, Developed Countries, in `B' Rating Category                                                               2.15 1.80 1.55 1.40
Bonds, Developed Countries, Rated `CCC' or Lower or Unrated                                                      3.70 2.55 1.95 1.60
Bonds, Emerging Countries                                                                                        4.60 2.90 2.10 1.65

CONVERTIBLES
Busted Convertible Debt, Developed Countries, in `AAA' or `AA' Rating Categories or Unrated; 1 -10 Years[f]      1.30 1.20 1.15 1.10
Busted Convertible Debt, Developed Countries, in `A' or `BBB' Rating Categories; 1 -10 Years                     1.40 1.30 1.25 1.20
Busted Convertible Debt, Developed Countries, in `AAA' or `AA' Rating Categories or Unrated; >10 Years           1.40 1.30 1.25 1.20
Busted Convertible Debt, Developed Countries, in `A' or `BBB' Rating Categories; >10 Years                       1.65 1.50 1.35 1.25
Typical Convertible Debt, Typical Convertible Preferred Stock and Busted Convertible Preferred Stock, Developed  1.80 1.60 1.40 1.30
Countries, Investment Grade, or Unrated[h]
Busted Convertible Debt and Busted Convertible Preferred Stock, Developed Countries, in `BB' Rating Category     1.80 1.60 1.40 1.30
Busted Convertible Debt and Busted Convertible Preferred Stock, Developed Countries, in `B' Rating Category      2.15 1.80 1.55 1.40
Equity Sensitive Convertible Debt and Equity Sensitive Convertible Preferred Stock, Investment Grade, or         2.15 1.80 1.55 1.40
Unrated[i]
Typical Convertible Debt and Typical Convertible Preferred Stock, Below Investment Grade                         2.55 2.05 1.65 1.45
Synthetic Convertible Securities[j]                                                                                 -    -    -    -
[

]

aAsset category for agency-backed MBS excludes interest- and principal-only issues. [b]Sovereign debt excludes-
U.S. [c]Developed countries are advanced economies, as defined by the IMF. [d]Emerging countries are defined as all countries not included in the aforementioned definition of developed countries. [e]`AAA' rated municipals include refunded and pre-
refunded municipal bonds, backed by U.S. government collateral. [f]Bonds category includes the collateralized bond asset class. [g]Busted convertible securities are defined as convertible securities having a conversion premium in excess of
70%. Conversion premium is calculated as (MV  of the convertible security MV of total stock into which the security may be converted
to)/MV of the convertible security). [h]Typical convertible securities are defined as convertible securities that have a conversion premium between 20% and 70%. [i]Equity sensitive convertible securities are defined as convertible securities that have a conversion premium less than 20%. [j]Fitch will evaluate synthetic convertible securities on a case-by-case basis to determine the appropriate
DF and diversification treatment. In making this determination, Fitch will review the credit rating of the issuer and put provider, the provisions on put protection and stock delta, and whether the underlying stock is trading at an equity sensitive, typical, or busted conversion premium.





<7>
------------------------------------
|FITCH DISCOUNT FACTORS (CONTINUED)|
------------------------------------

 DISCOUNT FACTORS APPROPRIATE FOR DIFFERENT RATING LEVELS OF CEF DEBT AND PREFERRED STOCK

ASSETS                                                                                                            AAA   AA    A  BBB
CONVERTIBLES (CONTINUED)
Busted Convertible Debt and Busted Convertible Preferred Stock, Rated 'CCC' or Lower or Unrated Distressed       3.70 2.55 1.95 1.60
Convertible Debt and Unrated Distressed Convertible Preferred Stock, Developed Countries[i]
Equity Sensitive Convertible Debt and Equity Sensitive Convertible Preferred Stock, Below Investment Grade       4.00 2.70 2.05 1.60
Convertible Debt and Convertible Preferred Stock, Emerging Countries                                             5.00 3.50 2.10 1.75

LEVERAGED LOANS
Performing U.S., Canadian, and European Union (EU) First Lien Loans Not Covenant Light[j k]                      1.55 1.40 1.30 1.25
Performing U.S., Canadian, and EU Second Lien and Covenant Light First                                           2.50 2.00 1.60 1.40
Performing U.S., Canadian, and EU Third Lien and Covenant Light Second                                           5.00 3.50 2.10 1.65

EQUITY
MLPs, RITs, and MTS, $1.5+ Billion Float-Adjusted Market Capitalization[l]                                       2.20 1.75 1.50 1.35
U.S. and Developed Countries, Large Capitalization[m]                                                            2.60 2.10 1.70 1.50
U.S. and Developed Countries, Medium Capitalization, and Small Capitalization, and MLPs, RITs                    4.00 2.70 2.05 1.60
and MTS, with Less Than $1.5 Billion Float-Adjusted Market Capitalization[n o]
Emerging and Developing Markets                                                                                  5.50 3.75 2.20 1.75

PREFERRED STOCK
Preferred Stock                                                                                                  2.50 2.00 1.60 1.40

FOREIGN CURRENCY
Unhedged Foreign Currency Exposure, Investment-Grade Countries (In Addition to Standard Asset DFs)               1.50 1.40 1.30 1.25

STRUCTURED SECURITIES
ABS Student Loans 'AAA' FFELP Non-ARS; < 10 Years[p]                                                             1.35 1.25 1.20 1.15
CMBS Issued 2005 or Earlier: Super-Senior Tranches Rated; 'AAA'[q]                                               1.45 1.35 1.25 1.20
ABS Student Loans 'AAA' FFELP Non-ARS; > 10 Years[p]                                                             1.45 1.35 1.25 1.20
CMBS Issued After 2005: Super-Senior Tranches Rated 'AAA'[q]                                                     1.70 1.50 1.35 1.30
Non-Agency RMBS, other ABS, other CMBS, and CLOs rated 'AAA'[r]                                                  1.80 1.60 1.40 1.30
Non-Agency RMBS, other ABS, other CMBS, and CLOs rated 'AA' or 'A'[r]                                            2.50 2.00 1.60 1.45

OTHER
All Other Assets                                                                                                   NC   NC   NC   NC
[

]

iDistressed convertibles have a bid price below 60% of par, as defined on page 303 of the March 2008 edition of "A Guide to the
Lehman Brothers Global Family of Indices." [j]Performing loans are defined as loans that remain current on principal and interest payment obligations. [k]Covenant light loans are defined as loans without maintenance-style financial covenants, such as maximum leverage and minimum interest and cash flow coverage tests, which are required to be tested (and passed) each quarter or half year.
Fitch's DFs on leveraged loans are primarily derived from the performance of the U.S. leveraged loan market and reflects the jurisdictional support of creditor's rights in the U.S. To date, this analysis has also been applicable to leveraged loans originating from Canada and the EU, which together with U.S.
leveraged loans constitute the majority of investments made by Fitch-rated loan closed-end funds. However, should a marked change in jurisdictional mix and creditor's rights take place in any of these geographical locations, Fitch will re-evaluate its DFs to reflect such data. [l]Defined as excluding closely held stock and cross holdings, among others, consistent with the calculation methodology of the Alerian MLP Index. Also includes publicly traded c-corps with more than 80% of assets in MLPs, RITs, and MTS.
Notwithstanding this, MLPs, RITs, and MTS that are restricted from trading with 180 days or less until the first available registration date are afforded same DFs as MLPs, RITs and MTS with less than $1.5 billion market capitalization, subject to a 10%
overall limit on exposure. [m]Large capitalization is defined as company stock that has market capitalization equal to or more than
$5 billion. [n]Medium capitalization is defined as company stock that has market capitalization of less than $5billion and equal to or more than $1 billion. [o]Small capitalization is defined as company stock that has market capitalization of less than $1 billion.
[p]FFELP non-ARS student loans refer to the private sector student loan programs organized through one of the-
U.S. federal agencies' family education loan program. These loans have either full or almost-full support of the-
U.S. government, depending on vintage. Non-ARS refers to those investments that do not trade as an auction-rate security.
[q]Super-senior tranche refers to a tranche that has at least one other 'AAA' rated tranche junior to it and no other tranches senior to it in the capital structure. Furthermore, such tranche should not be on Rating Watch Negative or Rating Outlook Negative.
[r]Other ABS includes 'AAA' rated obligations securitized by credit card and automobile loan receivables and student loans that are not already captured by other security-type categories in the above table. Notes: For all asset classes, asset maturity is calculated on the basis of the security's final maturity, except for securities that contain a put provision at the security holder's option. In such instances and for the purpose of determining the appropriate asset DF, the next available put date may be assumed to be the asset maturity date. For investments that synthetically reference diversified indices or portfolios, Fitch calculates the average credit quality needed to select the appropriate DF by: looking to the Fitch rating of each underlying security, if available, otherwise at the lowest available rating of other global rating agencies; assigning a probability of default value to each underlying security based on Fitch's Corporate CDO Criteria; and calculating the probability-of-default weighted-
average credit rating of that index/portfolio in consistency with Fitch's report "Global Bond Fund Rating Criteria," DATED AUG. 16,
2011. MLPs - Master limited partnerships. RITs - Royalty or income trusts. MTS - Marine transportation securities. NC - No credit given unless evidence of stable market value risk can be demonstrated.





<8>
----------------------------------------------------
|FITCH CORPORATE ISSUER DIVERSIFICATION GUIDELINES||
                                                  --
-------------------------------------------------------------------------------
|OBLIGOR                   | MAXIMUM AMOUNT ELIGIBLE FOR FITCH OC TESTS (%)[A]|
-------------------------------------------------------------------------------
|Largest Obligor           |                                             10[b]|
|Next Five Largest Obligors|                                                 5|
-------------------------------------------------------------------------------
|All Other Obligors        |                                                 3|
-------------------------------------------------------------------------------
|[                         |                                                  |
-------------------------------------------------------------------------------

]

aOn a case-by-case basis, Fitch may raise its issuer concentration thresholds for funds where Fitch rates the issued debt or preferred stock below investment grade, since such rating already reflects, to an extent, the increased risk associated with the idiosyncratic risk in the fund's portfolio. [b]On a case-by-case basis, Fitch may raise its issuer concentration thresholds for exposure to broadly diversified investment portfolios or holding companies. Notes: It is not uncommon for some fund managers to invest in other diversified funds, indices, or investment vehicles. In such cases, Fitch's single obligor guidelines may not apply.
For restricted MLPs, RITs, and MTS securities, up to 10% aggregate exposure may be counted toward the Fitch OC tests. Any excess exposure is not eligible for credit. In cases where an obligor is in excess of these guidelines and the fund's exposure is to multiple securities, Fitch excludes the market values of securities with the highest DF first.





<9>
---------------------------------------------------
|FITCH MUNICIPAL ISSUER DIVERSIFICATION GUIDELINES|
---------------------------------------------------
*-------------------------------------------
||MAXIMUM % ELIGIBLE FOR FITCH OC  TESTS[A]|
*-------------------------------------------

                                                                                                   AAA  AA   A  BBB
State-Level General Obligations and Other Municipal Issues Backed by State-Level Taxing Authority   20  40  60   80
Largest Obligor[b]                                                                                  10  10  10   10
Next Five Largest Obligors                                                                           5   5   5    5
All Other Obligors                                                                                   3   3   3    3
[

]

aOn a case-by-case basis, Fitch may raise its issuer concentration thresholds for funds where it rates the issued debt or preferred stock below investment grade, since such rating already reflects, to an extent, the increased risk associated with the idiosyncratic risk in the fund's portfolio. Reflects maximum concentrations at a given rating stress for debt or preferred obligations issued by
CEFs. [b]Excluding state-level general obligation and other municipal issues backed by state-level taxing authority, on a case-by-
case basis, Fitch may raise its issuer concentration thresholds for exposure to broadly diversified investment portfolios or holding companies. Notes: In cases where an obligor is in excess of these guidelines and the fund's exposure is to multiple securities,
Fitch excludes the market values of securities with the highest DF first.





<10>

CORPORATE INDUSTRIES FOR PURPOSES OF DETERMINING FUNDS' SINGLE-INDUSTRY EXPOSURE[A]

--------------------------------------------------------------------------------
|INDUSTRIES SUBJECT TO 25% THRESHOLD PER FUND  |                               |
--------------------------------------------------------------------------------
|Aerospace and Defense                         |General Retail                 |
--------------------------------------------------------------------------------
|Automobiles, Building and Materials, Chemicals|Healthcare                     |
--------------------------------------------------------------------------------
|Banking, Finance, and Insurance               |Industrial/Manufacturing       |
--------------------------------------------------------------------------------
|Broadcasting, Media, and Cable                |Lodging and Restaurants        |
--------------------------------------------------------------------------------
|Business Services                             |Metals and Mining              |
--------------------------------------------------------------------------------
|Computer and Electronics, Telecommunications  |Packaging and Containers       |
--------------------------------------------------------------------------------
|Consumer Products                             |Paper and placeForest Products |
--------------------------------------------------------------------------------
|Energy (Oil and Gas)                          |Pharmaceuticals                |
--------------------------------------------------------------------------------
|Environmental Services                        |Real Estate                    |
--------------------------------------------------------------------------------
|Farming and Agricultural Services             |Sovereigns                     |
--------------------------------------------------------------------------------
|Food and Drug Retail                          |Textiles and Furniture         |
--------------------------------------------------------------------------------
|Food, Beverage, and Tobacco                   |Transportation and Distribution|
--------------------------------------------------------------------------------
|Gaming, Leisure, and Entertainment            |Utilities (Power)              |
--------------------------------------------------------------------------------
|[                                             |                               |
--------------------------------------------------------------------------------

]
-----------------------------------------
|aBased on Fitch corporate CDO criteria.|
-----------------------------------------





<11>
------------------------------------------------------------------------------
|MUNICIPAL SECTORS FOR PURPOSES OF DETERMINING FUNDS' SINGLE-SECTOR EXPOSURE||
------------------------------------------------------------------------------

SECTORS SUBJECT TO 25% THRESHOLD[A]
Pre-Refunded/Escrowed                             Municipal Essential Service
Revenue[c]
General Obligation and Lease/Appropriation Backed Transportation Revenue
Special Tax Backed                                Corporate Backed[d]
Healthcare Revenue[b]                             Housing Revenue
Higher Education Revenue
[

]

aInvestments in bonds that have been pre-refunded or escrowed to maturity and in bonds that are backed by state-level general obligation are exempt from the 25% threshold. [b]Includes hospitals, nursing, and senior care facility bonds, among others.
[c]Includes power, water, and sewer bonds, among others. [d]Includes tobacco bonds, investor-owned utilities, and industrial development bonds, among others.




<12>

SUMMARY OF INDUSTRY DIVERSIFICATION GUIDELINES FOR TAXABLE CEFS

Treatment for Exposure in Excess of 25% to a Single Corporate Industry
Additional 1.5x Multiple to Applicable Asset DF
Note: In instances where a fund has concentration in excess of 25%, Fitch's diversification framework applies the DF multiple on a pro rata basis across all instruments within such a group.




<13>
---------------------------------------------------------------------------
|SUMMARY OF SECTOR/STATE DIVERSIFICATION GUIDELINES FOR TAX-EXEMPT CEFS[A]|
---------------------------------------------------------------------------


State General Treatment for Exposures in Excess of 25% to a Single   Treatment for Exposures in Excess of 25% to a
Obligation    Municipal Sector[b]                                    placePlaceNameSingle PlaceTypeState
Rating
BBB or Higher Additional 1.1x Multiple to Applicable Asset DF        Additional 1.1x Multiple to Applicable Asset DF
BBB- or Lower Additional 1.1x Multiple to Applicable Asset DF        Additional 1.25x Multiple to Applicable Asset DF
[

]

aThis table summarizes sector/state diversification guidelines that are applicable to municipal CEFs. Other general guidelines, such as the issuer diversification framework, continue to apply. [b]Excludes state-level general obligation bonds and issues backed by state-level taxing authority. Note: In instances where a fund has concentration in excess of 25%, Fitch's diversification framework applies the DF multiple on a pro rata basis across all instruments within such a group.












<14>
--------------------------------------------------------------
|TREATMENT OF FUND LIABILITIES FOR FITCH OC TEST CALCULATIONS|
--------------------------------------------------------------
*--------------------------------------------------
||FITCH OC TESTS FOR RATED DEBT OR PREFERRED STOCK|
*--------------------------------------------------
*---------------------------------------
||FITCH TOTAL OC TEST|FITCH NET OC TEST|
*---------------------------------------

COLUMN 1                  COLUMN 2                                                          COLUMN 3      COLUMN 4      COLUMN 5
TREATMENT OF NONRATED     NUMERATOR                                                         DENOMINATOR   NUMERATOR     DENOMINATOR
LIABILITIES IN FUND'S
CAPITAL STRUCTURE
Current Liabilities       - Current liabilities that will settle within 10 days (does not   No            + Amount in   No
                          include rolled securities, forwards, futures, and other leverage  adjustments   column 2      adjustments
                          instruments)
Notes or Preferred Stock  +Discounted MV of reinvested assets                               No            + Amount in   No
(Subordinate to Rated                                                                       adjustments   column 2      adjustments
Liability)
                                                                                                          - Any
                                                                                                          earmarked
                                                                                                          asset
                                                                                                          collateral MV
                                                                                                          for the
                                                                                                          liabilities
Notes or Preferred Stock  + Discounted MV of reinvested assets                              + Outstanding + Amount in   +
(Pari Passu to Rated                                                                        liability     column 2      Outstanding
Liability)                                                                                                              liability
                                                                                            +accrued      - Any         + accrued
                                                                                            interest and  earmarked     interest and
                                                                                            fees          asset         fees
                                                                                                          collateral MV
                                                                                                          for the
                                                                                                          liabilities
Notes or Preferred Stock  + Discounted MV of reinvested assets                              + Outstanding + Amount in   No
(Senior to Rated                                                                            liability     column 2      adjustments
Liability)
                                                                                            +accrued      - Any
                                                                                            interest and  earmarked
                                                                                            fees          asset
                                                                                                          collateral MV
                                                                                                          for the
                                                                                                          liabilities;
                                                                                                          if no
                                                                                                          earmarked
                                                                                                          collateral,
                                                                                                          then - column
                                                                                                          3
Bank Credit Facilities    + Discounted MV of reinvested assets                              + Outstanding + Amount in   No
                                                                                            liability     column 2      adjustments
                                                                                            + accrued     - Any
                                                                                            interest and  earmarked
                                                                                            fees          asset
                                                                                                          collateral MV
                                                                                                          for the
                                                                                                          liabilities;
                                                                                                          if no
                                                                                                          earmarked
                                                                                                          collateral,
                                                                                                          then - column
                                                                                                          3
ABCP Conduit Financing    + Discounted MV of reinvested assets                              + Outstanding + Amount in   No
Facilities                                                                                  liability     column 2      adjustments
                                                                                            +accrued      - Any
                                                                                            interest and  earmarked
                                                                                            fees          asset
                                                                                                          collateral MV
                                                                                                          for the
                                                                                                          liabilities;
                                                                                                          if no
                                                                                                          earmarked
                                                                                                          collateral,
                                                                                                          then - column
                                                                                                          3
Reverse Repurchase        + Discounted MV of reinvested assets                              + Outstanding + Amount in   No
Agreements                                                                                  liability     column 2      adjustments
                                                                                            + accrued     - Any
                                                                                            interest and  earmarked
                                                                                            fees          asset
                                                                                                          collateral MV
                                                                                                          for the
                                                                                                          liabilities;
Floating Rate             + Discounted MV of reinvested assets                              + Note        + Amount in   No
Certificates of Tender                                                                      liability;    column 2      adjustments
Option Bonds (TOB) -                                                                        +accrued
corresponding to any                                                                        interest and
inverse floaters                                                                            fees
(residuals) held by the
fund
                          + Discounted MV of bond in TOB subject to an additional 10%                     - Bond
                          haircut                                                                         collateral MV
                                                                                                          held in TOB
                                                                                                          trust
Securities Lending        + Discounted MV of securities lent                                + Liability   + Amount in   No
                                                                                            due upon      column 2      adjustments
                                                                                            return of
                                                                                            securities
                          + Discounted MV of collateral held for securities lent                          - Amount in
                                                                                                          column 3
Security Rolls (e.g.      + Discounted MF of referenced assets                              + Liability   + Amount in   No
Mortgage Dollar Rolls)                                                                      due on        column 2      adjustments
                                                                                            settlement
                                                                                            date
                                                                                                          - Amount in
                                                                                                          column 3
Futures and Forwards,     + Discounted MV of referenced assets                              + Liability   + Amount in   No
Long (includes                                                                              due on        column 2      adjustments
eurodollar, euribor and                                                                     settlement
UK 90                                                                                       date
day futures, "Money
Market Futures")
                          + Discounted MV of collateral held                                              - Amount in
                                                                                                          column 3
Futures and Forwards,     + Amount receivable on settlement date                            + Referenced  + Amount in   No
Short (includes money                                                                       asset MV      column 2      adjustments
market futures)[a]                                                                          multiplied by
                                                                                            1 + [1 -
                                                                                            (1/DF)]
                          + Discounted MV of collateral held                                              - Amount in
                                                                                                          column 3
Securities Sold Short[a]  + Discounted MV of reinvested assets                              + MV of       + Amount in   No
                                                                                            Securities    column 2      adjustments
                                                                                            Sold Short
                                                                                            multiplied by
                                                                                            1 + [1 -
                                                                                            (1/DF)]
                          + Discounted MV of collateral held                                              - Amount in
                                                                                                          column 3
Interest Rate Swaps       + Discounted value of (swap notional {plus-minus} MV of fixed-    + Swap        + Amount in   No
(Long, Receive Fixed and  rate leg)                                                         notional      column 2      adjustments
Pay Floating)
                                                                                                          - Amount in
                                                                                                          column 3
Interest Rate Swaps       + Swap notional                                                   + Swap        + Amount in   No
(Short, Receive Floating                                                                    Notional      column 2      adjustments
and Pay Fixed)                                                                              {plus-minus}
                                                                                            1 + [1 -
                                                                                            (1 /DF)]      - Amount in
                                                                                                          column 3
Total Return Swaps (Long) + Discounted referenced assets MV                                 + (Referenced + Amount in   No
                                                                                            asset MV -    column 2      adjustments
                                                                                            equity stake
                                                                                            or collateral
                                                                                            put up)
                                                                                                          - Amount in
                                                                                                          column 3
Credit Default Swaps      + Discounted (CDS notional {plus-minus} MV)                       + CDS         + Amount in   No
(Long Credit, Protection                                                                    notional      column 2      adjustments
Seller)
                          + Discounted MV of assets' reinvested proceeds or assets                        - Amount in
                          segregated as a result of entering into the position (such as                   column 3
                          received upfront fee and any collateral held)

**
||
**




<15>
--------------------------------------------------------------------------
|TREATMENT OF FUND LIABILITIES FOR FITCH OC TEST CALCULATIONS (CONTINUED)|
--------------------------------------------------------------------------
*--------------------------------------------------
||FITCH OC TESTS FOR RATED DEBT OR PREFERRED STOCK|
*--------------------------------------------------
*---------------------------------------
||FITCH TOTAL OC TEST|FITCH NET OC TEST|
*---------------------------------------

COLUMN 1                                        COLUMN 2                                           COLUMN 3    COLUMN 4  COLUMN 5
TREATMENT OF NONRATED LIABILITIES IN FUND'S     NUMERATOR                                          DENOMINATOR NUMERATOR DENOMINATOR
CAPITAL STRUCTURE
Credit Default Swaps (Short Credit, Protection  + Lower of 0 or (CDS MV - present value of future  No          + Amount  No
Buyer)                                          payments)                                          adjustments in column adjustments
                                                                                                               2
Deferred Swaps                                  Same as active swaps                               Same as     Same as   Same as
                                                                                                   active      active    active
                                                                                                   swaps       swaps     swaps
Put Options (Purchased)                         + Max 0, (Strike price - Reference Asset MV x [1 + No          + Amount  No
                                                (1 - (1/DF))]                                      adjustments in column adjustments
                                                                                                               2
Call Options (Purchased)                        + Max 0, (Reference Asset MV/ DF) - Strike Price   No          + Amount  No
                                                                                                   adjustments in column adjustments
                                                                                                               2
Put Options (Written)                           + Min 0, (Reference Asset MV/ DF) - Strike Price   No          + Amount  No
                                                                                                   adjustments in column adjustments
                                                                                                               2
Call Options (Written)                          + Min 0, (Strike price - Reference Asset MV x [1 + No          + Amount  No
                                                (1 - (1/DF))]                                      adjustments in column adjustments
                                                                                                               2
Any On- and Off-Balance Sheet Liabilities Not   Case-by-case basis                                 Case-by-    Case-by-  Case-by-
Addressed Above                                                                                    case basis  case      case basis
                                                                                                               basis
[

]

aFitch considers naked short selling as a form of leverage.
Naked short selling is economically similar to a short future or forward contract, except the asset value recovered on the date of unwind/call is unknown in advance because it is driven by the value of the reinvested assets on that date. Whereas in a short future or forward contract, the value received on date of contract expiration is known in advance. As a general matter, Fitch will evaluate the use of naked short selling on a case-by-case basis, paying particular attention to issuer and industry concentration added by the positions in the context of the overall portfolio. Note: derivative positions that are used to hedge portfolio assets should first be netted before determining any net long or short derivative exposure. Treatment for any net derivative exposure (an amount not used to hedge or offset other derivatives or portfolio assets) is described in the table above. Appropriate
DFs from the Fitch DFs table on pages 7-8 apply where noted. Derivatives referencing money market indices, such as the three-month
LIBOR rate, three-month Euribor rate, and the UK 90-day rate would utilize a DF of 1.01.






<16>ALL FITCH CREDIT RATINGS ARE SUBJECT TO CERTAIN LIMITATIONS AND DISCLAIMERS.
PLEASE   READ   THESE  LIMITATIONS  AND  DISCLAIMERS  BY  FOLLOWING  THIS  LINK:
HTTP://FITCHRATINGS.COM/UNDERSTANDINGCREDITRATINGS
.. IN ADDITION, RATING DEFINITIONS AND THE TERMS OF USE OF SUCH RATINGS ARE AVAILABLE ON THE AGENCY'S PUBLIC WEB SITE AT WWW.FITCHRATINGS.COM. PUBLISHED RATINGS, CRITERIA, AND METHODOLOGIES ARE AVAILABLE FROM THIS SITE AT ALL TIMES. FITCH'S CODE OF CONDUCT, CONFIDENTIALITY, CONFLICTS OF INTEREST, AFFILIATE FIREWALL, COMPLIANCE, AND OTHER RELEVANT POLICIES AND PROCEDURES ARE ALSO AVAILABLE FROM THE CODE OF CONDUCT SECTION OF THIS SITE.
Copyright  {copyright}  2011  by  Fitch,  Inc.,  Fitch  Ratings  Ltd.   and  its
subsidiaries. One State Street Plaza, NY, NY 10004.Telephone:
1-800-753-4824,   (212)   908-0500.   Fax:   (212)   480-4435.  Reproduction  or
retransmission in whole or in part is prohibited except by permission. All rights reserved. In issuing and maintaining its ratings, Fitch relies on factual information it receives from issuers and underwriters and from other sources Fitch believes to be credible. Fitch conducts a reasonable investigation of the
factual   information  relied  upon  by  it  in  accordance  with  its   ratings
methodology, and obtains reasonable verification of that information from independent sources, to the extent such sources are available for a given security or in a given jurisdiction. The manner of Fitch's factual investigation and the scope of the third-party verification it obtains will vary depending on the nature of the rated security and its issuer, the requirements and practices in the jurisdiction in which the rated security is offered and sold and/or the issuer is located, the availability and nature of relevant public information, access to the management of the issuer and its advisers, the availability of pre-existing third-party verifications such as audit reports, agreed-upon procedures letters, appraisals, actuarial reports, engineering reports, legal opinions and other reports provided by third parties, the availability of independent and competent third-party verification sources with respect to the particular security or in the particular jurisdiction of the issuer, and a variety of other factors. Users of Fitch's ratings should understand that neither an enhanced factual investigation nor any third-party verification can ensure that all of the information Fitch relies on in connection with a rating will be accurate and complete. Ultimately, the issuer and its advisers are responsible for the accuracy of the information they provide to Fitch and to the market in offering documents and other reports. In issuing its ratings Fitch must rely on the work of experts, including independent auditors with respect to financial statements and attorneys with respect to legal and tax matters. Further, ratings are inherently forward-looking and embody assumptions and predictions about future events that by their nature cannot be verified as facts. As a result, despite any verification of current facts, ratings can be affected by future events or conditions that were not anticipated at the time a rating was issued or affirmed.
The information in this report is provided "as is" without any representation or warranty of any kind. A Fitch rating is an opinion as to the creditworthiness of a security. This opinion is based on established criteria and methodologies that Fitch is continuously evaluating and updating. Therefore, ratings are the collective work product of Fitch and no individual, or group of individuals, is solely responsible for a rating. The rating does not address the risk of loss due to risks other than credit risk, unless such risk is specifically mentioned. Fitch is not engaged in the offer or sale of any security. All Fitch reports have shared authorship. Individuals identified in a Fitch report were involved in, but are not solely responsible for, the opinions stated therein. The individuals are named for contact purposes only. A report providing a Fitch rating is neither a prospectus nor a substitute for the information assembled, verified and presented to investors by the issuer and its agents in connection with the sale of the securities. Ratings may be changed or withdrawn at anytime for any reason in the sole discretion of Fitch. Fitch does not provide investment advice of any sort. Ratings are not a recommendation to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect to any security. Fitch receives fees from issuers, insurers, guarantors, other obligors, and underwriters for rating securities. Such fees generally vary from US$1,000 to US$750,000 (or the applicable currency equivalent) per issue. In certain cases, Fitch will rate all or a number of issues issued by a particular issuer, or insured or guaranteed by a particular insurer or guarantor, for a single annual fee. Such fees are expected to vary from US$10,000 to US$1,500,000 (or the applicable currency equivalent). The assignment, publication, or dissemination of a rating by Fitch shall not constitute a consent by Fitch to use its name as an expert in connection with any registration statement filed under the United
States securities laws, the Financial Services and Markets Act of 2000 of Great Britain, or the securities laws of any particular jurisdiction. Due to the relative efficiency of electronic publishing and distribution, Fitch research may be available to electronic subscribers up to three days earlier than to print subscribers.